EXHIBIT 10.3

              SOFTWARE LICENSE AGREEMENT FROM V2K TECHNOLOGY, INC.
                          TO V2K WINDOW FASHIONS, INC.




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                           SOFTWARE LICENSE AGREEMENT
               (V2K TECHNOLOGY, INC. TO V2K WINDOW FASHIONS, INC.)


         THIS AGREEMENT ("AGREEMENT") is made effective as of the 18th day of December, 2006 (the "Effective Date"), between V2K TECHNOLOGY, INC., a Colorado corporation, located at 1127 Auraria Parkway, Suite 204, Denver, Colorado 80204 ("LICENSOR"); and V2K WINDOW FASHIONS, INC., a Colorado corporation, located at 1127 Auraria Parkway, Suite 204, Denver, Colorado 80204 ("LICENSEE").

                                    RECITALS

         A. Licensor is the owner of that certain software known as the "Customized Window Fashions Franchise Software" (the "Software") for use in demonstrating how various window coverings and treatments, flooring, wall coverings, art, furniture, and lighting will look in homes and businesses, which Software is version of the software subject (as of the effective date of this Agreement) to a pending U. S. patent application number 11/030445.

         B. Licensee is the franchisor of businesses that sell window coverings and treatments; and that provide consultation to others concerning window coverings and treatments (collectively, the "Decor Products and Services").

         C. As of the Effective Date of this Agreement, Licensor and Licensee are affiliated entities through common ownership.

         D.  Licensee  desires to enter into an agreement by which  Licensee may
(i) use the Software in connection with its business, and (ii) grant franchisees of Licensee the right to use the Software; and Licensor is willing to grant such a license to Licensee subject to the provisions below.

                                    AGREEMENT

         1. Licensor grants Licensee, as a related company, an exclusive license
(i) to use the Software in connection with the offer and sale of franchises; and
(ii) to grant non-exclusive sub-licenses to franchisees of Licensee (the "Franchisees") to use the Software in their franchised businesses (collectively, "Sub-Licensees"). As used in this Agreement, "Software" includes (i) the machine-readable code; (ii) related documentation, information and derivative works; (iii) revised and corrected versions ("Updates"); (iv) enhanced and improved versions of such programs and documentation that become available hereunder, if any ("Enhancements"); and (v) all copies of the foregoing, of the Software.

         2. Licensor agrees to provide maintenance and support service to keep the Software in, or to restore the Software to, good working order. Maintenance and support services shall be made available during normal business hours. If a program problem occurs, which Licensor and Licensee determine is caused by a program defect, Licensor will attempt to correct or bypass the defect as soon as possible. Licensee agrees to grant representatives of Licensor full, free, and safe access to the Software for maintenance purposes. Licensee is responsible for implementing appropriate safeguards for the data files.

         3. During the term of this Agreement, and upon completing all reasonable testing, Licensor shall promptly provide to Licensee all Updates and Enhancements created by Licensor that Licensor reasonably believes will improve the Software or its operation.



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         4. If  Licensor creates  any new software for use in demonstrating  how any of the Decor Products and Services will look in homes and businesses, that software may be included among the Software licensed under this Agreement, upon written notification from Licensor to Licensee specifying the new software; and in that situation, Licensor may increase the annual license fee on a temporary or permanent basis.

         5. Licensee shall not allow any Sub-Licensee or any person affiliated with any Sub-Licensee to: (i) sell, assign, lease, license, sublicense, market or commercially exploit in any way, the Software, any component of it or any data generated by the use of the Software; (ii) disclose or grant access to the Software, any component of it or any data generated by the use of the Software, to any third party; or (iii) copy or reproduce the Software, any component thereof or any data generated by the use of the Software, in any manner other than as permitted in a valid Sub-License Agreement (as defined below); provided that Licensee and the Sub-Licensees may use the data generated by the Software to the extent reasonably necessary to comply with local, state, and federal law and for usual and customary business purposes.

         6. Licensee shall keep the Software source code confidential during and after the term of this Agreement, and shall establish and maintain such security precautions as are prescribed by Licensor from time to time to maintain the secrecy of the Software source code, and to prevent the unauthorized access to or use, disclosure or copying of the Software or any data generated by the use of the Software. Licensee shall immediately inform Licensor in writing if any Sub-Licensee or any person affiliated with Licensee or any Sub-Licensee violates the terms and conditions of this Agreement or any Sub-License Agreement, or if Licensee learns of any actual or possible unauthorized disclosure of the Software source code, such as the loss or theft of any tangible medium (such as a CD-ROM), documentation or other component.

         7. Licensee acknowledges and agrees that: (i) the Software is the valuable proprietary property of Licensor; (2) it shall use the utmost care to safeguard the Software and to maintain confidentiality of its source code; (3) it shall not undertake to patent, copyright or otherwise assert proprietary rights to the Software; and (4) it shall not create any derivative works based on the Software without the prior written consent of Licensor.

         8. Licensee shall ensure that any copies of the Software and any data generated by the use of the Software or any components of it in its possession or delivered to, or provided to, a Sub-Licensee contain a copyright notice or other notice of proprietary rights specified by Licensor.

         9. Licensor retains title and ownership of the Software. The grant of this License to Licensee is not a sale by Licensor of the Software. Licensee agrees that the Software and concept of the Software is now and shall remain the sole property of Licensor.

         10. Licensee shall not modify, adapt, translate, reverse engineer, decompile or disassemble the Software in any way without the prior written consent of Licensor.

         11. Licensor shall have the right to use any ideas and suggestions for modifications to or enhancements of the Software developed by Licensee or any of the Sub-Licensees.

         12. Licensee agrees that it may license its Sub-Licensees to use the Software only under software license agreements ("Sub-License Agreements") in a form approved by Licensor, and which contain provisions that include: (a) that the Sub-Licensee acknowledges Licensor's ownership and rights in the Software, and (ii) similar restrictions on the Sub-Licensee as required of Licensee in this Agreement


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         13.  In  consideration  for  this  license,  Licensee  agrees to pay to
Licensor an annual fee of $1.00.

         14. Licensor warrants that it is the sole owner of all rights in the Software and that this Agreement and the rights licensed by it do not violate any other party's rights or interests. Licensor agrees that Licensee will have no liability, and Licensor will indemnify, defend, and hold Licensee, and its shareholders, officers, directors, employees and agents, harmless against any and all damages, liabilities, attorneys' fees or costs incurred by Licensee in defending against any third-party claims or threats of claims under copyright laws, patent laws, trademark laws or unfair competition or deceptive trade practices acts, arising from Licensee's or any Sub-Licensee's use of the Software in accordance with this Agreement. Licensee may appear through counsel of its own choosing to defend itself or its franchisees against any such action.

         15. Licensor makes no representations or warranties to Licensee, and expressly disclaims any warranty, that the Software is error free or that the operation and use of the Software by Licensee will be uninterrupted or error free. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, LICENSOR MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, AND ALL SUCH WARRANTIES ARE EXPRESSLY EXCLUDED. IN NO EVENT SHALL LICENSOR HAVE ANY LIABILITY TO LICENSEE FOR (1) INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF USE, REVENUE OR PROFIT; (2) DAMAGES CAUSED BY LICENSEE'S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT; OR (3) CLAIMS, DEMANDS OR ACTIONS AGAINST LICENSEE BY ANY THIRD PARTY.

         16. Licensee agrees to indemnify and hold Licensor and its affiliates, and its and their shareholders, officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all loss, cost, damage, liability and expense (including, without limitation, reasonable attorneys' fees, court costs and other reasonable costs and expenses) that may be suffered, sustained or incurred by any one or more of the Indemnified Parties as a result of, arising out of, or in connection with (a) Licensee's breach of any its obligations under this Agreement, and (b) any and all acts or omissions of Licensee or any of its owners, officers, directors, employees, or agents.

         17. The term of this Agreement and the license granted under it (the "License") will be ten years from the Effective Date. Licensee may terminate this Agreement and the License at any time upon written notice to Licensor. This Agreement and the License will be automatically renewed for additional ten-year terms, and may not be terminated by Licensor, unless any of the following events occur: (a) Licensee ceases to do business; (b) Licensee ceases to operate a business offering the Decor Products and Services and ceases to offer franchises to offer and sell the Decor Products and Services and/or otherwise grant sublicenses for the Software; (c) Licensee materially breaches any of the terms of this Agreement, provided that Licensee will have thirty days after the receipt of written notice of such failure from Licensor in which to correct any such failure; or (d) Licensor and Licensee agree to an earlier termination or non-renewal of this Agreement.

         18. Licensor agrees that if this Agreement expires or terminates for any reason, it will continue to permit any party that has an effective Sub-License Agreement, and that is not in default of its Sub-License Agreement, to continue to use the Software as permitted by the applicable Sub-License Agreement; provided however, that Licensee agrees to assign all the effective Sub-License Agreements to Licensor or its successor or assigns.



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         19.  Licensor  may assign  or otherwise  transfer this Agreement to any party that acquires the ownership of the Software. Licensee may not assign or otherwise transfer this Agreement without the prior written consent of Licensor, which consent will not be unreasonably withheld.

         20. This Agreement contains the entire agreement between the parties relating to its subject matter, and all prior proposals, discussions or writings are superseded. The terms of this Agreement will be binding upon and will inure to the benefit of the parties and their successors, heirs and assigns.

         21. This Agreement and the License will be governed, construed, and enforced in accordance with the laws of the state of Colorado. The exclusive forum for any disputes under this Agreement or the License will be the State and Federal Courts located in Colorado.


V2K TECHNOLOGY, INC.                    V2K WINDOW FASHIONS, INC.



By:  /s/ MICHAEL LEE                    By: /s/ VICTOR J. YOSHA
    -----------------------------          -------------------------------------
    Michael Lee                            Victor J. Yosha
    Chief Operating Officer                President and Chief Executive Officer





















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